Exhibit 99.1

June 24, 2021
FOR IMMEDIATE RELEASE

BlackBerry Reports First Quarter Fiscal Year 2022 Results
•Total company revenue of $174 million.
•IoT revenue of $43 million.
•Cyber Security revenue of $107 million.
•Licensing & Other revenue of $24 million.
•Non-GAAP loss per basic and diluted share of $0.05; GAAP loss per basic and diluted share of $0.11.

Waterloo, Ontario - BlackBerry Limited (NYSE: BB; TSX: BB) today reported financial results for the three months ended May 31, 2021 (all figures in U.S. dollars and U.S. GAAP, except where otherwise indicated).

“This quarter we aligned the business around the two key market opportunities – IoT and Cyber Security. In IoT we are pleased with the strong progress of the auto business, despite global chip shortage headwinds. Design activity remains strong, the number of vehicles with QNX software embedded has increased to 195 million, and royalty revenue backlog grew by 9% year-over-year. Tangible progress continues to be made with BlackBerry IVY, including the launch of the IVY Advisory Council and the first investment by the IVY Innovation Fund,” said John Chen, Executive Chairman & CEO, BlackBerry. “On the Cyber Security side, we announced two new significant product launches as part of our XDR strategy – BlackBerry Gateway and Optics 3.0. We continue to see strong pipeline growth for our new UES products.”

First Quarter Fiscal 2022 Financial Highlights
•Total company revenue for the first quarter of fiscal 2022 was $174 million.
•Total company gross margin was 66%.
•IoT revenue for the first quarter of fiscal 2022 was $43 million, with gross margin of 84% and ARR of $86 million.
•BlackBerry QNX royalty revenue backlog increased from $450 million in Q1 FY21 to $490 million in Q1 FY22, a 9% increase year-over-year.
•Cyber Security revenue for the first quarter of fiscal 2022 was $107 million, with gross margin of 57% and ARR of $364 million.
•Licensing and Other revenue for the first quarter of fiscal 2022 was $24 million as negotiations for the sale of a portion of the patent portfolio continue.
•Non-GAAP operating loss was $23 million. GAAP operating loss was $58 million.
•Non-GAAP loss per share was $0.05 (basic and diluted). GAAP loss per share was $0.11 (basic and diluted).

•Total cash, cash equivalents, short-term and long-term investments were $769 million.
•Net cash used by operating activities was $33 million.

Business Highlights & Strategic Announcements
•Volvo Group selected BlackBerry® QNX® operating system and hypervisor as foundation for its ‘Volvo Dynamic Software Platform’, to meet the needs of the ‘whole truck’.
•WM Motor, a Chinese electric carmaker, chose BlackBerry QNX to power its W6 all-electric SUV.
•BlackBerry QNX and BiTECH Automotive (formerly Bosch Car Multimedia Wuhu Co. Ltd) jointly developed a digital LCD instrument cluster for Changan’s UNI-K SUV.
•BlackBerry QNX is now embedded in over 195 million vehicles, increasing from over 175 million vehicles last year.
•BlackBerry launched BlackBerry IVY Advisory Council to drive use case generation using BlackBerry IVY™. Initial members include Geico, Cerence, HERE, Telus and Amazon.
•BlackBerry’s IVY Innovation Fund made its first investment in Electra Vehicles, a start-up that will use data from BlackBerry IVY in its AI-driven platform to optimize battery performance.
•BlackBerry announced appointment of Mattias Eriksson as President of IoT business unit.
•BlackBerry announced BlackBerry® Optics 3.0, its next-generation cloud-based endpoint detection and response (EDR) solution.
•BlackBerry further built out Extended Detection and Response (XDR) strategy with launch of BlackBerry® Gateway, the company’s first AI-empowered Zero Trust Network Access (ZTNA) product.
•BlackBerry’s AI-driven, prevention-first BlackBerry® Protect product demonstrated to block both DarkSide ransomware and Conti ransomware, even using the 2015 version of the product.

Outlook
BlackBerry will provide fiscal year 2022 outlook in connection with the quarterly earnings announcement on its earnings conference call. The earnings call transcript will be made available on our website and on SEDAR.

Use of Non-GAAP Financial Measures
The tables at the end of this press release include a reconciliation of the non-GAAP financial measures used by the company to comparable U.S. GAAP measures and an explanation of why the company uses them.

Conference Call and Webcast
A conference call and live webcast will be held today beginning at 5:30 p.m. ET, which can be accessed by dialing +1 (877) 682-6267 or by logging on at BlackBerry.com/Investors.
A replay of the conference call will also be available at approximately 8:30 p.m. ET by dialing +1 (800) 585-8367 and entering Conference ID #2676452 and at the link above.

About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including more than 195M vehicles. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety and data privacy, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems. BlackBerry’s vision is clear - to secure a connected future you can trust.

BlackBerry. Intelligent Security. Everywhere.
For more information, visit BlackBerry.com and follow @BlackBerry.

Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investor_relations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackberry.com

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This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding BlackBerry’s plans, strategies and objectives including its expectations with respect to BlackBerry QNX and BlackBerry IVY and increasing and enhancing its product and service offerings.

The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that BlackBerry believes are appropriate in the circumstances, including but not limited to, BlackBerry’s expectations regarding its business, strategy, opportunities and prospects, the launch of new products and services, general economic conditions, the ongoing COVID-19 pandemic, competition, and BlackBerry’s expectations regarding its financial performance. Many factors could cause BlackBerry’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks related to the following factors: BlackBerry’s ability to enhance, develop, introduce or monetize products and services for the enterprise market in a timely manner with competitive pricing, features and performance; BlackBerry’s ability to maintain or expand its customer base for its software and services offerings to grow revenue or achieve sustained profitability; the intense competition faced by BlackBerry; the occurrence or perception of a breach of BlackBerry’s network cybersecurity measures, or an inappropriate disclosure of confidential or personal information; the failure or perceived failure of BlackBerry’s solutions to detect or prevent security vulnerabilities; the impact of the COVID-19 pandemic; BlackBerry’s continuing ability to attract new personnel, retain existing key personnel and manage its staffing effectively; BlackBerry’s dependence on its relationships with resellers and channel partners; litigation against BlackBerry; network disruptions or other business interruptions; BlackBerry’s ability to foster an ecosystem of third-party application developers; BlackBerry’s products and services being dependent upon interoperability with rapidly changing systems provided by third parties; BlackBerry’s ability to obtain rights to use third-party software and its use of open source software; failure to protect BlackBerry’s intellectual property and to earn expected revenues from intellectual property rights; BlackBerry being found to have infringed on the intellectual property rights of others; the substantial asset risk faced by BlackBerry, including the potential for charges related to its long-lived assets and goodwill; BlackBerry’s indebtedness; tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities; the use and management of user data and personal information; government regulations applicable to BlackBerry’s products and services, including products containing encryption capabilities; the failure of BlackBerry’s suppliers, subcontractors, channel partners and representatives to use acceptable ethical business practices or comply with applicable laws; regulations regarding health and safety, hazardous materials usage and conflict minerals; acquisitions, divestitures and other business initiatives; foreign operations, including fluctuations in foreign currencies; the fluctuation of BlackBerry’s quarterly revenue and operating results; the volatility of the market price of BlackBerry’s common shares; adverse economic, geopolitical and environmental conditions.

These risk factors and others relating to BlackBerry are discussed in greater detail in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which filings may be obtained at www.sedar.com or www.sec.gov). All of these factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. Any statements that are forward-looking statements are intended to enable BlackBerry’s shareholders to view the anticipated performance and prospects of BlackBerry from management’s perspective at the time such statements are made, and they are subject to the risks that are inherent in all forward-looking statements, as described above, as well as difficulties in forecasting BlackBerry’s financial results and performance for future periods, particularly over longer periods, given changes in technology and BlackBerry’s business strategy, evolving industry standards, intense competition and short product life cycles that characterize the industries in which BlackBerry operates. BlackBerry has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions except share and per share amounts) (unaudited)

Consolidated Statements of Operations

	For The Three Months Ended
	May 31, 2021	February 28, 2021	May 31, 2020
Revenue	$174	$210	$206
Cost of sales	60	58	63
Gross margin	114	152	143
Gross margin %	65.5%	72.4%	69.4%
Operating expenses
Research and development	57	48	57
Selling, marketing and administration	73	92	90
Amortization	46	45	46
Impairment of goodwill	—	—	594
Impairment of long-lived assets	—	22	—
Debentures fair value adjustment	(4)	258	1
	172	465	788
Operating loss	(58)	(313)	(645)
Investment loss, net	(2)	—	—
Loss before income taxes	(60)	(313)	(645)
Provision for (recovery of) income taxes	2	2	(9)
Net loss	$(62)	$(315)	$(636)
Loss per share
Basic	$(0.11)	$(0.56)	$(1.14)
Diluted	$(0.11)	$(0.56)	$(1.14)

Weighted-average number of common shares outstanding (000s)
Basic	567,358	566,089	557,839
Diluted	567,358	566,089	557,839
Total common shares outstanding (000s)	566,248	565,505	555,623

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions) (unaudited)

Consolidated Balance Sheets

	As at
	May 31, 2021	February 28, 2021
Assets
Current
Cash and cash equivalents	$339	$214
Short-term investments	364	525
Accounts receivable, net of allowance of $9 and $10, respectively	153	182
Other receivables	26	25
Income taxes receivable	10	10
Other current assets	61	50
	953	1,006
Restricted cash equivalent and restricted short-term investments	29	28
Long-term investments	37	37
Other long-term assets	15	16
Operating lease right-of-use assets, net	59	63
Property, plant and equipment, net	46	48
Goodwill	850	849
Intangible assets, net	732	771
	$2,721	$2,818
Liabilities
Current
Accounts payable	$22	$20
Accrued liabilities	164	178
Income taxes payable	8	6
Deferred revenue, current	208	225
	402	429
Deferred revenue, non-current	57	69
Operating lease liabilities	85	90
Other long-term liabilities	6	6
Long-term debentures	715	720
	1,265	1,314
Shareholders’ equity
Capital stock and additional paid-in capital	2,834	2,823
Deficit	(1,368)	(1,306)
Accumulated other comprehensive loss	(10)	(13)
	1,456	1,504
	$2,721	$2,818

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions) (unaudited)
Consolidated Statements of Cash Flows

	Three Months Ended
	May 31, 2021	May 31, 2020
Cash flows from operating activities
Net loss	$(62)	$(636)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	49	50
Stock-based compensation	7	13
Impairment of goodwill	—	594
Debentures fair value adjustment	(4)	1
Operating leases	(3)	(3)
Other	(3)	(1)
Net changes in working capital items
Accounts receivable, net of allowance	29	1
Other receivables	(1)	(6)
Income taxes receivable	—	(2)
Other assets	(6)	—
Accounts payable	2	15
Accrued liabilities	(14)	(18)
Income taxes payable	2	(7)
Deferred revenue	(29)	(32)
Net cash used in operating activities	(33)	(31)
Cash flows from investing activities
Acquisition of long-term investments	—	(1)
Acquisition of property, plant and equipment	(2)	(1)
Acquisition of intangible assets	(6)	(8)
Acquisition of short-term investments	(209)	(299)
Proceeds on sale or maturity of restricted short-term investments	24	—
Proceeds on sale or maturity of short-term investments	369	270
Net cash provided by (used in) investing activities	176	(39)
Cash flows from financing activities
Issuance of common shares	4	4
Net cash provided by financing activities	4	4
Effect of foreign exchange gain on cash, cash equivalents, restricted cash, and restricted cash equivalents	3	—
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents during the period	150	(66)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	218	426
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$368	$360

As at	May 31, 2021	February 28, 2021
Cash and cash equivalents	$339	$214
Restricted cash equivalents and restricted short-term investments	29	28
Short-term investments	364	525
Long-term investments	37	37
	$769	$804

Reconciliations of the Company’s Segment Results to the Consolidated Results
The Company reports segment information in accordance with U.S. GAAP Accounting Standards Codification Section 280 based on the “management” approach. The management approach designates the internal reporting used by the Chief Operating Decision Maker for making decisions and assessing performance of the Company’s reportable operating segments.
The following table reconciles the Company’s segment results for the three months ended May 31, 2021 to consolidated U.S. GAAP results:

	For the Three Months Ended May 31, 2021
	(in millions) (unaudited)
	Cyber Security	IoT	Licensing and Other	Segment Totals	Reconciling Items	Consolidated U.S. GAAP
Revenue	$107	$43	$24	$174	$—	$174
Cost of sales (1)	46	7	6	59	1	60
Gross margin	$61	$36	$18	$115	$(1)	$114
Operating expenses					172	172
Investment loss, net					2	2
Loss before income taxes						$(60)
______________________________
(1) See “Reconciliations of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures” for a reconciliation of selected U.S. GAAP-based measures to adjusted measures for the three months ended May 31, 2021.
The following table reconciles the Company’s segment results for the three months ended May 31, 2020 to consolidated U.S. GAAP results:

	For the Three Months Ended May 31, 2020
	(in millions) (unaudited)
	Cyber Security	IoT	Licensing and Other	Segment Totals	Reconciling Items	Consolidated U.S. GAAP
Revenue	$119	$29	$58	$206	$—	$206
Cost of sales (1)	47	6	8	61	2	63
Gross margin	$72	$23	$50	$145	$(2)	$143
Operating expenses					788	788
Loss before income taxes						$(645)
______________________________
(1) See “Reconciliations of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures” for a reconciliation of selected U.S. GAAP-based measures to adjusted measures for the three months ended May 31, 2020.
Reconciliations of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures
In the Company’s internal reports, management evaluates the performance of the Company’s business on a non-GAAP basis by excluding the impact of certain items below from the Company’s U.S. GAAP financial results. The Company believes that these non-GAAP measures provide management, as well as readers of the Company’s financial statements, with a consistent basis for comparison across accounting periods and is useful in helping management and readers understand the Company’s operating results and underlying operational trends. In the first quarter of fiscal 2022, the Company discontinued its use of software deferred revenue acquired and software deferred commission acquired adjustments in its non-GAAP financial measures due to the quantitative decline in the adjustments over time. For purposes of comparability, the Company’s non-GAAP financial measures for the three months ended May 31, 2020 have been updated to conform to the current year’s presentation.
Readers are cautioned that adjusted gross margin, adjusted gross margin percentage, adjusted operating expense, adjusted operating loss, adjusted EBITDA, adjusted operating loss margin percentage, adjusted EBITDA margin percentage, adjusted net income (loss), adjusted income (loss) per share, adjusted research and development expense, adjusted selling, marketing and administrative expense and adjusted amortization expense and similar measures do not have any standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similarly titled measures reported by other companies. These non-GAAP financial measures should be considered in the context of the U.S. GAAP results.

Reconciliation of non-GAAP based measures with most directly comparable U.S. GAAP based measures for the three months ended May 31, 2021 and May 31, 2020
A reconciliation of the most directly comparable U.S. GAAP financial measures for the three months ended May 31, 2021 and May 31, 2020 to adjusted financial measures is reflected in the tables below:

For the Three Months Ended (in millions)	May 31, 2021	May 31, 2020
Gross margin	$114	$143
Stock compensation expense	1	2
Adjusted gross margin	$115	$145

Gross margin %	65.5%	69.4%
Stock compensation expense	0.6%	1.0%
Adjusted gross margin %	66.1%	70.4%
Reconciliation of operating expense for the three months ended May 31, 2021 and May 31, 2020 to adjusted operating expense is reflected in the tables below:

For the Three Months Ended (in millions)	May 31, 2021	May 31, 2020
Operating expense	$172	$788
Restructuring charges	—	1
Stock compensation expense	6	12
Debenture fair value adjustment	(4)	1
Acquired intangibles amortization	32	33
Goodwill impairment charge	—	594
Adjusted operating expense	$138	$147
Reconciliation of U.S. GAAP net loss and U.S. GAAP basic loss per share for the three months ended May 31, 2021 and May 31, 2020 to adjusted net income (loss) and adjusted basic earnings (loss) per share is reflected in the tables below:

For the Three Months Ended (in millions, except per share amounts)	May 31, 2021		May 31, 2020
		Basic earnings (loss) per share		Basic earnings (loss) per share
Net loss	$(62)	$(0.11)	$(636)	$(1.14)
Restructuring charges	—		1
Stock compensation expense	7		14
Debenture fair value adjustment	(4)		1
Acquired intangibles amortization	32		33
Goodwill impairment charge	—		594
Adjusted net income (loss)	$(27)	$(0.05)	$7	$0.01

Reconciliation of U.S. GAAP research and development, selling, marketing and administration, and amortization expense for the three months ended May 31, 2021 and May 31, 2020 to adjusted research and development, selling, marketing and administration, and amortization expense is reflected in the tables below:

For the Three Months Ended (in millions)	May 31, 2021	May 31, 2020
Research and development	$57	$57
Stock compensation expense	2	3
Adjusted research and development	$55	$54

Selling, marketing and administration	$73	$90
Restructuring charges	—	1
Stock compensation expense	4	9
Adjusted selling, marketing and administration	$69	$80

Amortization	$46	$46
Acquired intangibles amortization	32	33
Adjusted amortization	$14	$13
Adjusted operating loss, adjusted EBITDA, adjusted operating loss margin percentage and adjusted EBITDA margin percentage for the three months ended May 31, 2021 and May 31, 2020 are reflected in the table below.

For the Three Months Ended (in millions)	May 31, 2021	May 31, 2020
Operating loss	$(58)	$(645)
Non-GAAP adjustments to operating loss
Restructuring charges	—	1
Stock compensation expense	7	14
Debenture fair value adjustment	(4)	1
Acquired intangibles amortization	32	33
Goodwill impairment charge	—	594
Total non-GAAP adjustments to operating loss	35	643
Adjusted operating loss	(23)	(2)
Amortization	49	50
Acquired intangibles amortization	(32)	(33)
Adjusted EBITDA	$(6)	$15

Revenue	$174	$206
Adjusted operating loss margin % (1)	(13%)	(1%)
Adjusted EBITDA margin % (2)	(3%)	7%
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(1) Adjusted operating loss margin % is calculated by dividing adjusted operating loss by revenue
(2) Adjusted EBITDA margin % is calculated by dividing adjusted EBITDA by revenue